Exhibit 23

[Stegman & Company Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 22, 2011 regarding the consolidated statements of financial condition of WSB Holdings, Inc. as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years ended December 31, 2010 and 2009 in the Annual Report on Form 10-K.

/s/Stegman & Company

Baltimore, Maryland

March 22, 2011